ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

KNOW ALL MEN BY THESE PRESENTS:

THAT, the undersigned, OSAGE EXPLORATION & DEVELOPMENT, INC., 2445 Fifth Avenue, Suite 310, San Diego, California 92101, hereinafter referred to as “Grantor”, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and full sufficiency of which is hereby acknowledged, does hereby grant, assign, transfer, set over and convey unto BOOTHBAY ROYALTY CO., 6608 N. Western Avenue, Oklahoma City, Oklahoma 73116, hereinafter referred to as “Grantee,” as an overriding royalty interest, an undivided One Point Five Percent (1.5%) (with respect to the leases and lands described on Exhibit “A,” attached to and made and a part hereof) and an undivided One Point Seven One Four Three Percent (1.7143%) (with respect to the leases and lands described on Exhibit “B,” attached to and made a part hereof) of all oil, gas, condensate and other hydrocarbon minerals produced, saved and sold from the lands described in Exhibits “A” and “B” (the “Land”), to the extent attributable to the oil and gas leases described in said Exhibits and to any other oil and gas leases now owned (whether or not described in said Exhibits) or hereafter acquired by Grantor covering the Land or any part thereof (collectively, the “Leases”), proportionately reduced to the Grantor’s gross working interest in and under each such Lease, with such assignment and transfer to be effective on and from the date of first production from each of the Leases. This Assignment of Overriding Royalty Interest shall apply to any and all extensions, substitutions, top leases, replacements and/or renewals of any one or more of the Leases.

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Said overriding royalty interest shall be free and clear of all costs of drilling, equipping, testing, completing, and operating any well drilled on the Leases or the Land but shall bear its proportionate share of all gross production, severance and excise taxes properly assessable thereof.

For the same consideration, Grantor covenants with Grantee, its successors and assigns, that Grantor is the lawful owner of the Leases described in Exhibits “A” and “B,” that said Leases are valid and subsisting leases on the lands covered thereby, and that all rentals and royalties due under said Leases have been paid and all conditions necessary to keep same in full force and effect have been duly performed.

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IN WITNESS WHEREOF, Grantor has caused this Assignment to be executed this 17th day of April, 2012.

OSAGE EXPLORATION & DEVELOPMENT, INC.

By:

____________, President

ACKNOWLEDGMENT

STATE OF OKLAHOMA )

) ss:

COUNTY OF OKLAHOMA )

This instrument was acknowledged before me this 17th day of April, 2012, by _________________ as President of Osage Exploration & Development, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission Expires:

___________________